Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136088) pertaining to the 2006 Equity Incentive Plan of Synchronoss Technologies, Inc. of our report dated March 12, 2007 with respect to the financial statements of Synchronoss Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
MetroPark, New Jersey
March 16, 2007

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